SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K
CURRENT REPORT


PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report:  January 23, 2002

Commission file number:  0-22622

CREATOR CAPITAL LIMITED
 (Exact name of registrant as specified in its charter)

BERMUDA 	98-0170199
(State or other Jurisdiction of  	(I.R.S. Employer
Incorporation or Organization) 	Identification Number)

Cedar House, 41 Cedar Street
Hamilton HM 12, Bermuda
(Address of principal executive offices)

(604) 947-2555
(Registrant's telephone number, including area code)


Securities registered pursuant to Section 12(g) of the Act:
50,000,000

ITEM 5:  OTHER EVENTS

On January 23, 2002, Creator Capital Limited is pleased to provide its shareholders with the following update.


A copy of the News Release is attached hereto and filed as an Exhibit to this filing on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person(s) on behalf of the Registrant and in the capacities and on the date indicated.

CREATOR CAPITAL LIMITED

"Deborah Fortescue-Merrin"
_____________________________
Name:  Deborah Fortescue-Merrin
Title:  President




EXHIBIT 1
News Release
January 23, 2002

Creator Capital Limited
Cedar House, 41 Cedar Street
Hamilton HM 12
Islands of Bermuda


PRESS RELEASE

HAMILTON, BERMUDA - January 23, 2002 - CREATOR CAPITAL LIMITED
(CTORF:OTCBB) ("CCL") is pleased to provide its shareholders with the following update.

While audited figures have not yet been received, CCL has been informed that total sales generated through the main location and the seven satellite locations selling the Soccer Betting Lottery in China, have almost doubled month over month since its launch three months ago. CCL's associates, Beacon Hill Investments Ltd., have informed CCL that the main location is one of only two such government sanctioned destination locations in all of Mainland China (population 1.3 billion).

To further assist our shareholders in understanding the mechanics of the Soccer Betting Lottery, the following excerpts from various newspaper articles are included below:

The China Daily, Hong Kong Edition:
"The official soccer lottery is the first single-game lottery since the country's general sports lottery successfully attracted a large number of regular buyers and brought great profits. But for the time being, ticket holders cannot bet on Chinese football games, but can wager on the English Premiership and Italy's Serie A.
The Sports Lottery Administration Centre, which is in charge of the launch of the football lottery, explained that this was because China's professional football games and the operation of the lottery were not mature enough, but would be included when the time comes.
The single-event sports lottery is expected to be a perfect combination of gambling and learning, said Sun Jinfang, director of the Administration Centre. "It can further trigger people's enthusiasm for football (soccer) and allow them to know the sporting event better through the lottery," she added.
Football (Soccer) has been attracting more loyal and enthusiastic fans in China, and the country introduced a professional league nearly a decade ago. Chinese football fans not only cry for their own teams, but they also support the world's top teams.
The government hopes the official soccer lottery will replace underground football gambling
For every round of football (soccer) games in England and Italy, Chinese people will choose nine Italian games and four English games to gamble on. People who successfully predict the results of all 13 games will share a top prize, which includes 50 per cent of the money for all tickets sold and the leftover prizes from the previous round. Those who guess 12 results correctly will share 50 per cent of the value of all tickets. The highest prize for each prize has been limited to 5 million yuan (US$600,000).
People are saying that the timing of the launch of soccer lottery is perfect, as China's national team has just qualified for the World Cup finals.
Since making its debut in March 1994, the sports lottery has been growing and has become a major element of China's sports industry. The lottery sells well around the country, with ticket sales worth 9.1 billion yuan (US$1.1 billion) in 2000, a 127 per cent increase over 1999. Liu Yueye, secretary general of the administration, said the robust buying of sports lottery tickets demonstrates people's fondness for sports as well as their enjoyment of the potentially big payoffs. However, the sale of sports lottery tickets means more than just betting in China, Liu said. The lottery is important in its role in raising funds for sporting events and maintaining sports facilities."

The China Daily, Business Weekly:
	"There are hundreds of millions of soccer fans in China, who pay close attention to the domestic and international soccer leagues. Therefore, the soccer lottery possesses a big potential market." said Yi Jiandong, a senior sports industry researcher at Beijing University of Physical Education. Yi said the soccer lottery would play appositive role in increasing the popularity of soccer among non-fans. "A possible prize of Rmb 5 million (US$600,000) is no doubt a great temptation." he said.

The China Daily, Print Edition:
"At present the lottery centers on forecasting the results of foreign soccer leagues, namely, win, tie, or loss. Ticket holders can bet on 13 matches: nine from Italy's Serie A and 4 from the English Premiership. The Chinese Soccer Lottery adopts the Italian total lottery system. People who get all the results right share the top prize, and those who only make one mistake share the second prize."

Development of the www.china-lotteries.com site is continuing.
The site is being developed in conjunction with CCL's associates, Asset China Investments Ltd., and Beacon Hill Investments Ltd.

CCL is also pleased to announce the appointment of Mr. Stefen West as Chief Technology Officer. Mr. West has been a consultant in the IT industry for over 13 years. He has worked in a wide range of areas including distributed robotic networks, computer aided manufacturing, process automation, graphics processing, the application of artificial intelligence in computer games and bioinformatics. Previous clients include IBM, VEB, Seaboard Life, PC Multimedia and Entertainment, Summit Logistics, Spirit Systems Group, Annex Consulting Group, Neuberg and Associates and the Syreon Corporation. For the two years prior to joining CCL, Stefen was involved in developing secure global digital informatics networks for use by large pharmaceutical companies.

Mr. West's expertise will be most valuable in organizing and implementing CCL's future plans for its Airline division incorporating the Sky Games/Sky Play interactive PC amusement games and gambling software business.

Creator Capital Ltd., formerly known as Interactive Entertainment Ltd., is a Bermuda exempted company. The Company introduced the in-flight interactive gaming experience to international airline passengers as a method of creating additional revenues for airlines. Creator Capital's two products are Sky Games and Sky Play. Sky Games consists of interactive gaming, such as Blackjack (21), Draw Poker, and Slots. Sky Play consists of interactive PC amusement games such as Mah Jong, Solitaire and Chess.

ON BEHALF OF THE BOARD OF DIRECTORS

"Deborah Fortescue-Merrin"

Deborah Fortescue-Merrin


Corporate Contact:

Contact:	Deborah Fortescue-Merrin
Telephone	(604) 947-2555
Email	info@creatorcapital.com
Website	http://www.creatorcapital.com

Safe Harbour statements under the Private Securities Litigation Reform Act of 1995; - this release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21B of the Securities Exchange Act of 1934. Any statements which express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact, may be foreword looking statements. Forward looking statements are based upon expectations, estimate sand projections at the time the statements are made, which involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.